                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONOCO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [SONOCO(R) LOGO]

                                      LOGO

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                  HARTSVILLE, SOUTH CAROLINA 29551-0160 U.S.A.

                                                                  March 15, 2000

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 19, 2000, at 11:00 A.M.

     We have enclosed a Notice of Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

     In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company's progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

     We have also enclosed a copy of the 1999 Annual Report, which reviews the Company's past year's events, unless you have signed a statement indicating that you have access to another copy at your address.

     We hope that you will come to the Annual Meeting in person; but even if you plan to come, we strongly encourage you to complete the enclosed proxy appointment and return it to us in the enclosed business reply envelope. Or, you can vote by telephone or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.


    /s/ CHARLES W. COKER                   /s/ PETER C. BROWNING

    Charles W. Coker                       Peter C. Browning
    Chairman                               President & Chief Executive
                                           Officer

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................................  11:00 A.M. on Wednesday, April 19, 2000.

PLACE................................  The Center Theater, 212 North Fifth Street, Hartsville,
                                       South Carolina.

PURPOSES.............................  (1) To elect five members of the Board of Directors to serve for the next three years.
                                       (2) To approve the Performance-Based Annual Incentive Plan for Executive Officers.
                                       (3) To approve the selection of independent auditors.
                                       (4) To transact any other business that properly comes
                                           before the meeting or any adjournment of the meeting.

RECORD DATE..........................  You can vote if you were a shareholder of record at the close of business February 25, 2000.

ANNUAL REPORT........................  Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed unless you have signed a
                                       statement indicating that you have access to another copy at your address.

PROXY VOTING.........................  It is important that your shares be represented and voted at the meeting. Please vote in one of these three ways:
                                                (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your
                                                    proxy card if you live in the United States or
                                                    call the toll telephone number shown on your
                                                    proxy card COLLECT if you live outside the
                                                    United States;
                                                (2) VISIT THE WEB SITE shown on your proxy card and
                                                    vote via the Internet; OR
                                                (3) MARK, SIGN, DATE, AND PROMPTLY RETURN the
                                                    enclosed proxy card in the postage-paid
                                                    envelope.
                                       Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                          By order of the Board of Directors,

                                          Charles J. Hupfer
                                          Secretary

March 15, 2000

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                                PROXY STATEMENT

                              GENERAL INFORMATION

INFORMATION CONCERNING THE SOLICITATION

     We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held on April 19, 2000, and at any adjournment or postponement of the meeting. "We", "our", "us", "Sonoco", and "the Company" all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 15, 2000.

WHO MAY VOTE

     You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on February 25, 2000. At the close of business on February 25, 2000, a total of 100,641,898 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote.

VOTING BY PROXIES

     If your shares are held by a broker, bank or other nominee, they will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, by dialing the toll-free or collect telephone numbers shown on your proxy card or by accessing the Internet web site shown on your proxy card. Of course, you can always come to the meeting and vote your shares in person.

     The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors, FOR the Performance-Based Annual Incentive Plan for Executive Officers, and FOR approval of selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board does not know of any other such matters.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted. If you are a record shareholder, you may revoke your proxy in any of the following ways:

     - by giving notice of revocation at the Annual Meeting;

     - by delivering to the Secretary of the Company, Post Office Box 160, Hartsville, South Carolina, 29551-0160, written instructions revoking your proxy; or

     - by delivering to the Secretary an executed proxy bearing a later date.

Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person in which case your proxy vote will not be used.

HOW VOTES WILL BE COUNTED

     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote (a "quorum") is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. "Broker non-votes" also count in determining whether a quorum is present. A "broker non-vote" occurs when a broker, bank or nominee who holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

     Approval of the proposal to adopt the Performance-Based Annual Incentive Plan for Executive Officers requires the affirmative vote of a majority of the votes cast on the issue when a quorum is present.

     Approval of selection of PricewaterhouseCoopers LLP as independent auditors and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

COST OF THIS PROXY SOLICITATION

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, telefacsimile, e-mail, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

                             ELECTION OF DIRECTORS

     At our Annual Meeting five directors will be elected and will hold office for the next three years. Their terms will expire at our Annual Shareholders' Meeting in 2003, or when their successors are duly elected and qualify. The proxy agents intend to vote FOR the election of the five persons named below unless you withhold authority to vote for all or any of the nominees. The proxy agents will not vote for more persons than the number of nominees named. The Board of Directors recommends each nominee for election.

                        INFORMATION CONCERNING NOMINEES

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               *C. W. COKER (66). Mr. Coker has been Chairman of the              1962
                      Company since 1990. He also was Chief Executive Officer of the Company from 1990 to 1998. Mr. Coker was President
                      from 1970 to 1990 and was reappointed President in 1994,
                      serving until 1996, while maintaining the title and
                      responsibility of Chairman and Chief Executive Officer of
                      the Company. Mr. Coker is a director of Bank of America
                      Corporation, Springs Industries, Inc., Sara Lee
                      Corporation, and Carolina Power and Light Company.

[PHOTO]               H. E. DELOACH, JR. (55). Mr. DeLoach has been Senior
                      1998 Executive Vice President of the Company since 1999.
                      He was Executive Vice President from 1996 to 1999, Group
                      Vice President from 1993 to 1996, Vice President -- Film,
                      Plastics and Special Products from February 1993 to
                      October 1993, Vice President -- High Density Film Products
                      Division from 1990 to 1993, and Vice  President --
                      Administration and General Counsel from 1986 to 1990.

[PHOTO]               A. T. DICKSON (68). Mr. Dickson has been Chairman and              1981
                      Director of Ruddick Corporation (diversified holding
                      company), Charlotte, North Carolina, since 1994. He was
                      President of Ruddick Corporation from 1968 to 1994. Mr.
                      Dickson is a director of Lance, Inc., Bank of America
                      Corporation and Bassett Furniture Industries, Inc.



---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               C. D. SPANGLER, JR. (67). Mr. Spangler has been Chairman           1999
                      of the Board of Golden Eagle Industries, Inc. (investment
                      company), Charlotte, North Carolina, since 1986. He also
                      has been Chairman of the Board of National Gypsum Company
                      (manufacturer and supplier of products and services used
                      in building and construction), Charlotte, North Carolina,
                      since 1995. Mr. Spangler was President of The University
                      of North Carolina from 1986 to 1997. He is a director of
                      BellSouth Corporation.

[PHOTO]               DONA DAVIS YOUNG (46). Mrs. Young is Executive Vice                1995
                      President -- Individual Insurance (since 1995) and a
                      member of the Board of Directors (since 1998) of Phoenix
                      Home Life Mutual Insurance Company, Hartford, Connecticut.
                      She was Executive Vice President -- Individual Insurance
                      and General Counsel from 1995-2000, Executive Vice
                      President -- Individual Sales and Marketing and General
                      Counsel from 1994 to 1995, Senior Vice President and
                      General Counsel from 1989 to 1994, Vice President and
                      Assistant General Counsel from 1987 to 1989, and Second
                      Vice President and Insurance Counsel from 1985 to 1987.
                      She also was Secretary of the Board of Directors of
                      Phoenix Home Life Mutual Insurance Company from 1989
                      through 1998.

     All nominees previously have been elected to the Board of Directors by the Common Shareholders.

     The Board of Directors has fixed the number of directors of the Company at 15.

     The Corporate Governance Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. If you wish to recommend nominees to the Corporate Governance Committee for election to the Board of Directors, you must submit in writing to the Corporate Governance Committee of the Company the names of the persons, their qualifications for service and evidence of their willingness to serve. Our Restated Articles of Incorporation require that nominations for any person who is not a director of the Company must be submitted to the Secretary at least 60 days prior to the Annual Meeting. No other nominations have been timely made for election at the Annual Meeting.

     Members of the Board of Directors whose terms of office will continue until our Annual Shareholders' Meeting in 2001 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               P. C. BROWNING (58). Mr. Browning is President (since              1995
                      1996) and Chief Executive Officer (since 1998) of the
                      Company. He was Chief Operating Officer from 1996 to 1998
                      and Executive Vice President of the Company from 1993 to
                      1996. Mr. Browning was President, Chairman and Chief
                      Executive Officer of National Gypsum Company (manufacturer and supplier of products and services used in building and construction), Charlotte, North Carolina, from 1990 to
                      1993 and President -- Gold Bond Division, National Gypsum
                      Company, from 1989 to 1990. Prior to 1989 he was employed
                      for twenty-four years with Continental Can Company, last
                      serving as the company's Executive Vice President. Mr.
                      Browning is a director of Wachovia Corporation, Lowe's
                      Companies, Inc. and Nucor Corporation.

[PHOTO]               *F. L. H. COKER (64). Mr. Coker is retired. He was                 1964
                      President and Director of Sea Corporation of Myrtle Beach,
                      Inc. (private investments), Myrtle Beach, South Carolina,
                      from 1983 to 1989. At the time of his retirement from the
                      Company in 1979, Mr. Coker had been Senior Vice President
                      since 1976.



[PHOTO]               T. C. COXE III (69). Mr. Coxe is retired. He was Senior            1982
                      Executive Vice President of the Company from 1993 to 1996
                      and was Executive Vice President from 1985 to 1993. Mr.
                      Coxe is a director emeritus of Wachovia Bank of South
                      Carolina, N.A.




---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of
   J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               B. L. M. KASRIEL (53). Mr. Kasriel has been Vice Chairman          1995
                      and Chief Operating Officer of Lafarge (construction
                      materials group), Paris, France, since 1995. He was
                      Managing Director of Lafarge Coppee from 1989 to 1994 and
                      was Senior Executive Vice President from 1987 to 1989. Mr.
                      Kasriel temporarily was detached to National Gypsum
                      Company, Dallas, Texas, as President and Chief Operating
                      Officer from 1987 to 1989. He was Executive Vice President of Lafarge Coppee from 1982 to 1987. Mr. Kasriel is a
                      director of Lafarge and Lafarge Corporation.

[PHOTO]               E. H. LAWTON, JR. (70). Mr. Lawton has been President and          1968
                      Director of Hartsville Oil Mill (vegetable oils
                      processor), Darlington, South Carolina, since 1962.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2002 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               C. J. BRADSHAW (63). Mr. Bradshaw has been President and           1986
                      Director of Bradshaw Investments, Inc. (private
                      investments), Georgetown, South Carolina, since 1986. He
                      was President and Chief Operating Officer of Transworld
                      Corporation, New York, New York, from 1984 to 1986 and
                      Chairman of the Board and Chief Executive Officer of
                      Spartan Food Systems, Inc., Spartanburg, South Carolina,
                      from 1961 to 1986.

[PHOTO]               R. J. BROWN (65). Mr. Brown, Founder of B&C Associates,            1993
                      Inc. (management consulting, marketing research and public relations firm), High Point, North Carolina, has been
                      Chairman and Chief Executive Officer of his company since
                      1973. He is a director of First Union Corporation, Duke
                      Energy Corporation and AutoNation, Inc.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
[PHOTO]               *J. L. COKER (59). Mr. Coker has been President of JLC             1969
                      Enterprises (private investments), Stonington,
                      Connecticut, since 1979. He was Secretary of the Company
                      from 1969 to 1995 and was President of Sonoco Limited,
                      Canada, from 1972 to 1979.

[PHOTO]               PAUL FULTON (65). Mr. Fulton has been Chief Executive              1989
                      Officer and Director of Bassett Furniture Industries,
                      Inc., Bassett, Virginia, since 1997. He was Dean of The
                      Kenan-Flagler Business School, The University of North
                      Carolina, Chapel Hill, North Carolina, from 1994 until
                      1997. Mr. Fulton was President of Sara Lee Corporation
                      (manufacturer and marketer of consumer products), Chicago,
                      Illinois, from 1988 through 1993. He was Executive Vice
                      President from 1987 to 1988 and Senior Vice President of
                      Sara Lee Corporation and President of the Hanes Group of
                      Sara Lee Corporation from 1981 to 1986. Mr. Fulton is a
                      director of Bank of America Corporation, Cato Corporation,
                      Hudson Bay Corporation, and Lowe's Companies, Inc.

[PHOTO]               H. L. MCCOLL, JR. (64). Mr. McColl is Chairman and Chief           1972
                      Executive Officer and Director of Bank of America
                      Corporation and NB Holdings Corporation and is Chief
                      Executive Officer of Bank of America, N.A., Charlotte,
                      North Carolina. He was Chief Executive Officer of the
                      former NationsBank Corporation and its predecessor, NCNB
                      Corporation, from 1983 to 1998. Mr. McColl is a director
                      of Ruddick Corporation.

---------------

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of
  J. L. Coker.

                                BOARD COMMITTEES

     During 1999 the Board of Directors held four regularly scheduled meetings and one special meeting to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in performing its duties, the Board has established five committees:

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           1999
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Audit Committee  -  Review compliance with major accounting   B. L. M. Kasriel --       4
                    and financial policies of the Company;       Chairperson
                                                              C. J. Bradshaw
                 -  Review adequacy of internal controls;     R. J. Brown
                                                              J. L. Coker
                 -  Review significant findings of the        Paul Fulton
                    independent public accountant and         D. D. Young
                    internal auditing;
                 -  Review results of the annual external
                    audit with the independent public
                    accountant;
                 -  Review legal and regulatory matters that
                    may have a material impact on the
                    Company's financial statements;
                 -  Review monitoring of compliance with the
                    Company's code of business conduct;
                 -  Recommend annually the appointment of
                    the independent public accountant to the
                    Board of Directors;
                 -  Review the scope of and fees for the
                    prospective annual audit;
                 -  Review the operation of the Company's
                    internal audit department; and
                 -  Act as liaison among the internal
                    auditors, the independent public
                    accountant and the Board of Directors.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           1999
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Executive        -  Periodically examine the executive        A. T. Dickson --          4
Compensation        officer compensation programs;               Chairperson
Committee        -  Set officer base salary compensation      C. J. Bradshaw
                    rates;                                    Paul Fulton
                 -  Administer all annual and long-term       B. L. M. Kasriel
                    incentive plans;                          E. H. Lawton, Jr.
                 -  Administer the Company's Stock Option     C. D. Spangler, Jr.
                    Plans; and
                 -  Review with the Chief Executive Officer
                    the performance of corporate management,
                    management development and succession
                    plans.
Executive        -  Empowered to exercise all of the          P. C. Browning            0
Committee           authority of the Board of Directors       C. W. Coker
                    between regularly scheduled meetings,     A. T. Dickson
                    except as limited by South Carolina law.  E. H. Lawton, Jr.
                                                              H. L. McColl, Jr.
                                                              C. D. Spangler, Jr.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           1999
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Employee         -  Oversee the Company's commitment to       D. D. Young --            3
and Public          employee health and safety;                  Chairperson
Responsibility   -  Provide oversight on diversity strategy,  R. J. Brown
Committee           goals and progress;                       F. L. H. Coker
                 -  Review charitable giving policies and     J. L. Coker
                    practices;                                T. C. Coxe III
                 -  Review employee morale through survey
                    results or other means;
                 -  Oversee the Company's stance, response
                    and programs related to the environment
                    and to other emerging issues;
                 -  Monitor major litigation and disputes
                    and provide guidance in responding to
                    such issues;
                 -  Review actions taken by management
                    relating to current or emerging public
                    policy issues or significant political
                    and social changes that may affect the
                    Company; and
                 -  Oversee the Company's commitment to
                    ethical business practices.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           1999
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Corporate        -  Recommend to the Board of Directors       Paul Fulton --            3
Governance          amendments to the By-Laws;                  Chairperson
Committee        -  Recommend to the Board governance         T. C. Coxe III
                    policies and practices;                   A. T. Dickson
                 -  Ensure that processes are in place for    B. L. M. Kasriel
                    annual Chief Executive Officer            E. H. Lawton, Jr.
                    performance appraisal and reviews of      D. D. Young
                    succession planning and management
                    development;
                 -  Review with the Board on an annual
                    basis the appropriate skills and
                    characteristics required of Board
                    members;
                 -  Recommend to the Board a corporate
                    philosophy and strategy governing
                    director compensation and benefits;
                 -  Recommend to the Board a policy
                    regarding assignment and rotation of
                    committee membership and chairmanships;
                 -  Conduct a process for assessment of
                    Board performance; and
                 -  Monitor and liaise with the Board on
                    director qualifications.



     During 1999 all directors attended 75% or more of the aggregate number of meetings of the Board and committees of which they were members.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows information as of December 31, 1999, about persons known to us to be the beneficial owner of more than five percent of our Common Shares:

                                                       AMOUNT OF
     TITLE OF              NAME AND ADDRESS OF         BENEFICIAL   PERCENT
       CLASS                 BENEFICIAL OWNER          OWNERSHIP    OF CLASS
-------------------  --------------------------------  ----------   --------
No Par Value Common  Sanford C. Bernstein & Co., Inc.  5,552,135      5.5
                     One North Lexington Avenue
                     White Plains, NY 10601-1785

     Sanford C. Bernstein (Asset Management) is an investment management firm that manages portfolios for individuals, trusts, pensions, endowments, and foundations.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares beneficially owned as of December 31, 1999, directly or indirectly, by each director and named executive officer.

                                                                                           DEFERRED
                                              TOTAL NUMBER    PERCENT                    COMPENSATION
                                               OF SHARES         OF       RESTRICTED    AND RESTORATION
             NAME AND POSITION                  OWNED(1)      CLASS(2)     STOCK(7)        UNITS(8)
--------------------------------------------  ------------    --------    ----------    ---------------
C. J. Bradshaw                                     34,630         --            --           3,972
  Director
R. J. Brown                                        13,221         --            --           2,698
  Director
F. L. H. Coker                                  1,302,671       1.28            --              --
  Director
J. L. Coker                                       271,902         --            --              --
  Director
T. C. Coxe III                                    384,160         --            --              --
  Director
A. T. Dickson                                      77,455         --            --           3,414
  Director
Paul Fulton                                        19,623(3)      --            --              --
  Director
B. L. M. Kasriel                                   15,402         --            --              --
  Director
E. H. Lawton, Jr.                                 785,711(4)      --            --           8,023
  Director
H. L. McColl, Jr.                                  24,622(5)      --            --           8,405
  Director
C. D. Spangler, Jr.                             4,653,700       4.59            --              --
  Director
D. D. Young                                         8,930         --            --           6,906
  Director
C. W. Coker                                     1,884,048       1.84       105,142          10,565
  Chairman and Director
P. C. Browning                                    567,550         --        78,857           5,077
  President, Chief Executive Officer and
  Director
H. E. DeLoach, Jr.                                435,012(6)      --        52,571           5,053
  Senior Executive Vice President and
  Director

                                                                                           DEFERRED
                                              TOTAL NUMBER    PERCENT                    COMPENSATION
                                               OF SHARES         OF       RESTRICTED    AND RESTORATION
             NAME AND POSITION                  OWNED(1)      CLASS(2)     STOCK(7)        UNITS(8)
--------------------------------------------  ------------    --------    ----------    ---------------
H. J. Moran                                       317,212         --        52,571           4,144
  Executive Vice President
F. T. Hill, Jr.                                   188,222         --        13,142           2,331
  Vice President and Chief Financial Officer
All Executive Officers and                     11,981,013      11.49       402,423          71,393
  Directors (28 persons)

---------------

(1) The directors and the named executive officers have sole voting and investment power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan, the 1991 Key Employee Stock Plan (the "1991 Plan") and the 1996 Non-Employee Directors' Stock Plan for the following directors and named executive officers: C. J. Bradshaw -- 8,600; R. J. Brown -- 12,759;
    F. L. H. Coker -- 8,600; J. L. Coker -- 8,600; T. C. Coxe III -- 78,758;
    A. T. Dickson -- 8,600; Paul Fulton -- 8,600; B. L. M. Kasriel -- 15,287;
    E. H. Lawton, Jr. -- 8,600; H. L. McColl, Jr. -- 8,600; C. D. Spangler, Jr. -- 2,000; D. D. Young -- 4,200; C. W. Coker -- 798,896; P. C.
    Browning -- 558,362; H. E. DeLoach, Jr. -- 165,500; H. J. Moran --
    210,852; and F. T. Hill, Jr. -- 135,722.

    Also included are shares held in the Company's Dividend Reinvestment Plan (7,106) and shares held in the Company's Employee Savings and Stock Ownership Plan (51,577).

    Shareholdings do not include Restricted Stock Rights, which have been deferred until retirement, granted under the 1991 Plan or Deferred Compensation and Restoration Units.

    Shareholdings do not include the awards listed in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table shown on Page 22.

(2) Percentages not shown are less than 1%.

(3) Includes 507 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

(4) Includes 672,459 shares of Common Stock owned by trusts for which Mr. Lawton is trustee. Mr. Lawton has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(5) Includes 11,882 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

(6) Includes 223,338 shares of Common Stock owned by trusts for which Mr. DeLoach is trustee. Mr. DeLoach has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(7) Issuance of these shares, most of which have vested, has been deferred until retirement; thus, no voting rights are associated with them.

(8) These figures represent deferred compensation units and restoration units connected with the Sonoco Savings Plan. No voting rights are associated with these units.

            EXECUTIVE COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met four times during 1999 and had met once in 2000 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward, and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites, and employee benefits.

     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index ("Index"), which includes the Company, was used in the five-year shareholder return performance graph that appears on Page 20. The companies in this Index also are included, as available, among the companies whose survey data is used in the Company's compensation studies. From time to time the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies having similar long-term financial performance results.

     The total compensation package for executives for 1999 was generally structured to be competitive with the 75th percentile of total pay practices for executives of other large corporations if challenging annual financial targets and corresponding longer-term increases in shareholder value were achieved. The base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock options awards and periodic contingent share awards, was the Company's performance-based compensation element. The levels of the combined award opportunities reflected the 75th percentile of competitive total annual incentive compensation opportunities for similar positions. These awards provided opportunities to motivate and reward executives for exceptional performance. Executive perquisites were limited and provided a lower benefit than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

     The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee's compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

     Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee, with regard to 1999 compensation. Also included is a specific discussion of the decisions regarding Mr. Browning's compensation for performing the duties of President and Chief Executive Officer (CEO). The tables and accompanying narrative and footnotes which follow this report reflect the decisions covered by the following discussions.

SALARY

     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

     Merit salary increases are based on consideration of each executive's performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for Mr. Browning, whose most recent increase was effective June 1, 1999, and for each of the executive officers except Mr. Coker.

     On May 1, 1999, Mr. Coker, who remains an active employee of the Company as Chairman of the Board, elected to begin receiving his supplemental executive retirement plan benefit (SERP) for which he became eligible at his normal retirement date. Upon initiation of this payment, Mr. Coker's base salary was reduced to zero.

ANNUAL BONUS AWARDS

     The Company has an annual bonus plan which provided for cash incentive opportunities based upon achievement of pre-determined 1999 financial performance goals, as well as attainment of key strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company's operating performance for the year and to critical issues affecting the long-term health of the Company.

     Financial performance goals were weighted from 73% to 100% of total bonus opportunity. For senior executives with corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one-fourth of the bonus opportunity available for financial performance was based on corporate earnings per share, and the remainder was based on business unit profit before interest and taxes.

     The strategic and operational objectives for 1999 were weighted from 0% to 27% of total bonus opportunity and were comprised of employee safety, growth initiatives, productivity and purchasing improvement, effective use of capital, and diversity.

     On February 1, 2000, the Committee reviewed and approved the 1999 annual bonus payments for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. Coker, Browning, DeLoach, and Moran) based on the scoring of financial goal attainment and subjective evaluations of how well strategic and operational objectives were met. In some cases the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. Browning's bonus, which reflects the Committee's assessment of his contribution and efforts in 1999, is shown under the "Bonus" caption in the Summary Compensation Table on Page 21. In setting the amount the Committee considered, in addition to the record level of earnings per share, his role in establishing strategic objectives and implementing initiatives for growth. The bonus amount for Mr. Browning was less than the maximum that could have been paid under the earnings per share schedule adopted for him by the Committee in early 1999. The bonus awards for Messrs. DeLoach and Moran were determined in the same manner as the bonus award for Mr. Browning. In lieu of any fixed compensation, Mr. Coker participated in a special variable-pay incentive compensation plan based solely on earnings per share goals.

STOCK OPTIONS

     In 1999 Mr. Browning, the executive officers and other key management employees were granted options to purchase shares of Common Stock by the Committee under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards for Mr. Browning and the other named officers are included in the Summary Compensation Table on Page 21 under the caption "Number of Securities Underlying Options Granted" and in the Option Grants in Last Fiscal Year table on Page 24.

OTHER

     Effective December 31, 1999, the Committee granted awards of contingent share units to twenty-five executives, including Mr. Browning and three other executive officers named in the Summary Compensation Table. These awards, consisting of performance-based share units, were granted to provide corporate and business unit managers with an additional compensation opportunity which can be realized only if targeted creation of shareholder value also is achieved. The number of restricted shares granted was based on the Committee's judgment as to the appropriate size of an award, given its intent, and the individual's current salary level. Any shares disbursed as a part of this program will be funded from shares allocated in the 1991 Key Employee Stock Plan and, in order to minimize dilution, will consist entirely of previously-issued shares that are acquired by the Company and retired or cancelled.

     The award to Mr. Browning reflects the Committee's recognition of his outstanding leadership in the development of a comprehensive plan for sustainable growth for the Company. The awards to the other participants also are intended to reward achievement of performance goals that will lead to above-average shareholder returns. As described in more detail on Page 22, awards will vest depending on cumulative earnings per share (EPS) and average return on net assets employed (RONAE) for the three-year performance period. Except for death, disability or retirement other than for cause, termination of a participant's employment prior to the end of the performance period will result in forfeiture of an award.

     In order to continue to maximize tax deductibility of compensation paid to the CEO and other executive officers named in the Summary Compensation Table, the Committee and the Board of Directors approved a new Performance-Based Annual Incentive Plan for Executive Officers. This plan, which requires shareholder approval, will replace the "Annual Incentive Compensation Terms for Executive Officers" approved at the 1995 Annual Shareholders' Meeting.

             A. T. Dickson (Chairman)  C. J. Bradshaw  Paul Fulton
     B. L. M. Kasriel  E. H. Lawton, Jr.  C. D. Spangler, Jr.  D. D. Young

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1994, through December 31, 1999. The graph assumes $100 invested on December 31, 1994, in Sonoco Products Company Common Stock, the S&P 500 Stock Index and the Dow Jones Containers & Packaging Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG SONOCO PRODUCTS COMPANY, THE S&P 500 STOCK INDEX
                AND THE DOW JONES CONTAINERS & PACKAGING GROUP**

                                                                             DOW JONES CONTAINERS &
                                                 S&P 500 STOCK INDEX            PACKAGING GROUP           SONOCO PRODUCTS COMPANY
                                                 -------------------         -----------------------      -----------------------
1994                                                   $100.00                      $100.00                     $100.00
1995                                                    138.00                       108.00                      129.00
1996                                                    169.00                       137.00                      130.00
1997                                                    226.00                       158.00                      179.00
1998                                                    290.00                       138.00                      171.00
1999                                                    351.00                       128.00                      136.00

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             AWARDS(2)
                                                                            ------------
                                             ANNUAL COMPENSATION             NUMBER OF
                                    -------------------------------------    SECURITIES
                                                               OTHER         UNDERLYING
                                                              ANNUAL          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)    GRANTED(3)    COMPENSATION(4)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
P. C. Browning               1999   $732,831   $696,190       $    --         125,000         $120,591
  President and              1998    684,999    576,864            --         110,000          116,259
  Chief Executive Officer    1997    567,496    600,000            --         110,000          102,600

H. E. DeLoach, Jr.           1999    459,170    390,295        21,029          60,000           49,429
  Senior Executive           1998    412,002    296,229        18,223          55,000           48,388
  Vice President             1997    373,666    400,000        15,799          33,000           43,921

H. J. Moran                  1999    401,831    328,296            --          35,000           77,072
  Executive Vice President   1998    390,165    280,529            --          33,000           73,013
                             1997    373,666    375,000            --          33,000           75,477

F. T. Hill, Jr.              1999    306,004    212,000           851          35,000           23,034
  Vice President and         1998    293,169    178,540           770          27,500           24,598
  Chief Financial Officer    1997    278,750    240,000           696          27,500           22,831

C. W. Coker                  1999    246,668    466,666        81,025         100,000          192,487
  Chairman                   1998    740,004    613,463        69,816         110,000          344,629
                             1997    723,334    870,000        60,165         110,000          220,353

---------------

(1) None of the executive officers received perquisites or personal benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously-earned compensation for which payment has been deferred.

(2) The number and dollar value of restricted stock rights held, including target contingent share units, and dividend equivalents, based on the closing stock price on December 31, 1999, of $22.75 per share were: P. C. Browning -- 109,092 shares ($2,481,848); H. E. DeLoach, Jr. -- 66,430 shares
    ($1,511,287); H. J. Moran -- 23,328 shares ($530,717); F. T. Hill,
    Jr. -- 27,496 shares ($625,536); and C. W. Coker -- 89,567 shares
    ($2,037,652).

(3) Number of securities covered by 1997 and 1998 grants adjusted to reflect the 10% stock dividend paid June 10, 1998.

(4) All other compensation for 1999 consisted of the following components:

                                        COMPANY CONTRIBUTIONS AND
                     SPLIT-DOLLAR    ACCRUALS TO DEFINED CONTRIBUTION
       NAME         LIFE INSURANCE         RETIREMENT PLANS(1)
------------------  --------------   --------------------------------
P. C. Browning         $ 81,300                  $39,291
H. E. DeLoach, Jr.       26,767                   22,662
H. J. Moran              56,601                   20,471
F. T. Hill, Jr.           8,498                   14,536
C. W. Coker             166,683                   25,804

---------------

(1) Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company's Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                        MAXIMUM     PERFORMANCE PERIOD        ESTIMATED FUTURE PAYOUTS
                       NUMBER OF     UNTIL MATURATION   -------------------------------------
       NAME           SHARE UNITS       OR PAYOUT       THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------    -----------   ------------------  ------------   ---------   ----------
P. C. Browning          66,667       1/1/00-12/31/02       16,667       33,333       66,667
H. E. DeLoach, Jr.      40,000       1/1/00-12/31/02       10,000       20,000       40,000
F. T. Hill, Jr.         20,000       1/1/00-12/31/02        5,000       10,000       20,000
C. W. Coker             33,333       1/1/00-12/31/02        8,333       16,667       33,333

     Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in earnings (cumulative EPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Committee's Report on Page 18. For two-thirds of the designated shares, threshold vesting is earned if three-year cumulative EPS is 97.16% of target, and maximum vesting is earned if three-year cumulative is 104.49% of target. For one-third of the designated shares, threshold vesting is earned if three-year average RONAE is 96.0% of target and maximum vesting is earned if three-year average RONAE is 104.0% of target. None of the stock units will vest if the minimum (threshold) objectives are not achieved in cumulative growth in EPS or average RONAE. Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions previously described.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
          AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING                  VALUE OF UNEXERCISED
                     NUMBER OF                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                      SHARES                          AS OF 12/31/99                  AS OF 12/31/99(2)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
       NAME          EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE(4)
------------------  -----------   -----------   -----------   -------------   --------------   ----------------
P. C. Browning            --       $     --       433,362        125,000        $  380,381               --
H. E. DeLoach, Jr.        --             --       115,500         60,000                --               --
H. J. Moran           38,739        457,651       175,852         35,000           293,158               --
F. T. Hill, Jr.           --             --       100,722         35,000            41,725               --
C. W. Coker               --             --       698,896        100,000         1,756,735               --

---------------

(1) The difference between the exercise price paid and the value of the acquired shares based on the closing price of the Company's stock on the exercise date.

(2) Based on $22.75 per share, the December 31, 1999, closing price.

(3) Based on exercise prices ranging from $15.2597 to $21.7533 per share.

(4) Based on an exercise price of $28.0625 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            1999 STOCK OPTION GRANTS

                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------
                    NUMBER OF    % OF TOTAL
                    SECURITIES     OPTIONS
                    UNDERLYING   GRANTED TO     EXERCISE                   GRANT DATE
                     OPTIONS      EMPLOYEES       PRICE      EXPIRATION      PRESENT
       NAME         GRANTED(1)     IN 1999     (PER SHARE)      DATE        VALUE(2)
------------------  ----------   -----------   -----------   ----------   -------------
P. C. Browning       125,000         9.6        $28.0625     2/03/2009      $718,750
H. E. DeLoach, Jr.    50,000         3.8         28.0625     2/03/2009       287,500
                      10,000         0.8         28.0000     7/21/2009        57,500
H. J. Moran           35,000         2.7         28.0625     2/03/2009       201,250
F. T. Hill, Jr.       35,000         2.7         28.0625     2/03/2009       201,250
C. W. Coker          100,000         7.6         28.0625     2/03/2009       575,000

---------------

(1) These options were granted on February 3, 1999, at the closing market price, became exercisable on February 3, 2000, and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously-owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2) The Grant Date Present Values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast appreciation of the Company's stock price. The options had a grant date present value of $5.75 per option share. The Black-Scholes model was used with the following assumptions: stock price volatility of 20.32%, dividend yield of 2.37%, risk-free investment rate of 4.78%, and a five-year option life.

                                 PENSION TABLE

     Named executive officers participate in a non-contributory defined benefit program which provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.

                         AGE 65 RETIREMENT
                          YEARS OF SERVICE
     FINAL        --------------------------------
    AVERAGE                               15 OR
COMPENSATION(1)      5          10       MORE(2)
---------------   --------   --------   ----------
  $  300,000      $ 60,000   $120,000   $  180,000
     400,000        80,000    160,000      240,000
     500,000       100,000    200,000      300,000
     600,000       120,000    240,000      360,000
     700,000       140,000    280,000      420,000
     800,000       160,000    320,000      480,000
     900,000       180,000    360,000      540,000
   1,000,000       200,000    400,000      600,000
   1,100,000       220,000    440,000      660,000
   1,200,000       240,000    480,000      720,000
   1,300,000       260,000    520,000      780,000
   1,400,000       280,000    560,000      840,000
   1,500,000       300,000    600,000      900,000
   1,600,000       320,000    640,000      960,000
   1,700,000       340,000    680,000    1,020,000

---------------

(1) Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 1999, for the named officers are as follows:

                          YEARS OF   FINAL AVERAGE
       NAME         AGE   SERVICE    COMPENSATION
------------------  ---   --------   -------------
P. C. Browning      58        6       $1,283,127
H. E. DeLoach, Jr.  55       14          777,120
H. J. Moran         67       39          719,210
F. T. Hill, Jr.     47       20          502,821
C. W. Coker(3)      66       42

(2) Years of service beyond 15 do not provide for any additional benefit.

(3) On May 1, 1999, Mr. Coker elected to begin receiving his supplemental retirement benefit in lieu of any fixed compensation. This benefit amounts to $955,500 per year and will not be offset by the Sonoco pension plan or Social Security until Mr. Coker retires.

                            DIRECTORS' COMPENSATION

     Employee directors do not receive any additional compensation for serving on the Board of Directors. Until June 30, 1999, non-employee directors were paid a $10,500 quarterly retainer fee and a $1,000 attendance fee for special meetings. Beginning July 1, 1999, the quarterly retainer fee was increased to $11,000.

     Directors may elect annually to defer part or all of their retainer and special meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate or be treated as if invested in equivalent units of Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive stock options under the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan") instead of any part of their cash compensation. If a director chooses this alternative, he or she will receive an option to purchase four dollars worth of Common Stock at the fair market value of the Common Stock on the date the option is granted for each one dollar of cash compensation the director chooses not to receive. During 1999 three directors received the following number of stock options instead of cash compensation: R. J. Brown -- 1,841 shares; J. C. Fort -- 1,655 shares; and B. L.
M. Kasriel -- 3,507 shares.

     Under the Directors' Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director is granted an option to purchase 2,000 shares of Common Stock at a price equal to 100% of the fair market value as of the date the options are granted. Any person who later becomes a non-employee director also receives an option to purchase shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. The number of shares for which options are granted is reduced 25% for each full quarter of the calendar year during which the person did not serve as a non-employee director. During 1999 each non-employee director received an option covering 2,000 shares. Effective with the first Board of Directors meeting in 2000, the annual non-employee director's stock option grant was increased to 3,000 shares in accordance with the terms of this plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. A. T. Dickson, C. J. Bradshaw, Paul Fulton, B. L. M. Kasriel, E. H. Lawton, Jr., C. D. Spangler, Jr., and Mrs. D. D. Young served on our Executive Compensation Committee during the year ended December 31, 1999.

     Mr. A. T. Dickson and Mr. Paul Fulton are directors of Bank of America Corporation. During the third quarter of 1996 NationsBank, N.A., now Bank of America, served as agent to provide a five-year committed revolving line of credit for $450,000,000 to support our commercial paper program and for general corporate purposes. Bank of America's commitment to this facility is $80,000,000. A committed line of credit from Bank of America has been in place since 1987 and has been renewed, amended and increased or decreased according to our needs. Bank of America has extended other lines of credit to us as support for letters of credit, overdrafts and other corporate needs. It also provides treasury management services to us. We pay fees to the bank for these services and for the availability of the lines of credit, as well as interest on borrowed funds. All transactions were handled on a competitive basis. Management is convinced that the rates and provisions were as favorable to us as we could have obtained from similar sources.

     Mr. A. T. Dickson, an executive officer of Ruddick Corporation, is a member of our Compensation Committee. Mr. H. L. McColl, Jr., an executive officer of Bank of America Corporation and one of our directors, is a director of Ruddick Corporation.

                          TRANSACTIONS WITH MANAGEMENT

     Mr. H. L. McColl, Jr. is Chairman and Chief Executive Officer and Director of Bank of America Corporation. Messrs. C. W. Coker, A. T. Dickson and Paul Fulton are directors of Bank of America Corporation. See the Compensation Committee Interlocks and Insider Participation section.

     Mr. R. J. Brown is a director of First Union Corporation. First Union National Bank of South Carolina provides a line of credit of $37,000,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. It also provides trustee services. We pay fees to First Union National Bank of South Carolina for the availability of the credit line and for the trustee services.

     Mr. P. C. Browning is a director of Wachovia Corporation. Wachovia Bank, N.A. provides a line of credit of $37,000,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. We pay fees to Wachovia Bank, N.A. for the availability of the credit line.

     Sonoco Hongwen Paper Company, Ltd. (SHW), a subsidiary of Sonoco Asia, LLC, and Lafarge Onoda Gypsum, Shanghai, (LOGS), a subsidiary of Lafarge Platres International, entered into an agreement in 1998 whereby LOGS will provide technical assistance to SHW in the development and manufacture of plasterboard liner. SHW will supply the plasterboard liner to LOGS at prevailing market prices. Lafarge Platres International has funded 50% of the capital costs ($450,000) for implementation of the project. The balance of the costs of approximately $450,000 will be met by Sonoco Asia, LLC. Mr. B.L.M. Kasriel is Vice Chairman and Chief Operating Officer of Lafarge. Lafarge Platres International is a subsidiary of Lafarge.

     During 1999 we purchased timber from a trust of which Mr. T. C. Coxe III, one of our directors and a former executive officer, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $569,000.

     We also purchased wooden pallets during the year from a company of which Mr. J. C. Fort, a director who retired in 1999 and a former executive officer of the Company, is more than a 10% beneficial owner. The aggregate purchase price of the pallets was approximately $430,000. The Company, in turn, sold to the same company approximately $818,000 in hardwood timbers.

     During 1999 we paid approximately $655,000 to Phoenix Home Life Mutual Insurance Company covering premiums for split-dollar insurance policies covering certain of our officers and directors. Mrs. D. D. Young is an executive officer and director of Phoenix Home Life Mutual Insurance Company.

     It is anticipated that we will continue to engage in similar business transactions in 2000.

     Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources.

                   PROPOSAL TO APPROVE THE PERFORMANCE-BASED
                  ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

     As noted in the Executive Compensation Committee's Report to Shareholders beginning on Page 16, on February 1, 2000, the Executive Compensation Committee ("the Committee") of the Board of Directors adopted a new Performance-Based Annual Incentive Plan for Executive Officers ("the Plan") for certain of the corporation's key executives. This Plan replaces the Annual Incentive Compensation Terms for Executive Officers ("Terms") approved by the shareholders of the Company on April 19, 1995. As with the previously-approved Terms, this Plan is intended to secure federal income tax deductibility for annual bonuses paid to named executive officers.

     The Board of Directors recommends that you vote FOR approval of the Committee's actions.

     Such approval is required under Section 162(m) of the Internal Revenue Code ("the Code"), so that certain compensation in excess of $1 million is considered "performance-based" and, therefore, tax deductible by a company. This section of the Code applies to compensation paid to or received by a person named in a company's Summary Compensation Table, who is employed by that company on the last day of the year.

     In order to be approved, the Plan must receive the affirmative vote of a majority of the votes cast on the issue at the Annual Shareholders' Meeting.

     It should be noted that while the Committee's action and intent are to ensure deductibility of annual incentive compensation payments, because of possible, unforeseen, future events, it is impossible to be certain that all future annual incentive compensation payments by the Company will be deductible. Under extraordinary circumstances, the provisions of the Plan do not preclude the Committee from making discretionary bonus awards that fall outside of the Plan and do not qualify for a Section 162(m) deduction, nor will any individual who participates under this Plan necessarily be ineligible to participate in any other annual incentive plan for which the participant would be eligible.

     The amount of annual incentive compensation to be paid in the future to any of the Company's current or future executive officers subject to Section 162(m) cannot be determined since such amounts will be totally dependent on actual performance measured against the attainment of performance goals. Such amounts will not, however, exceed the maximum payment amount. If this Plan had been in place for fiscal year 1999, the amounts paid to the named officers would be substantially identical to the amounts shown under the "Bonus" column in the Summary Compensation Table on Page 21.

     The full text of this plan is appended to this Proxy Statement as Exhibit
I.

                        APPROVAL OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, Certified Public Accountants, as our independent auditors to examine our financial statements for the year ending December 31, 2000. You will be asked to approve this selection at the Annual Meeting. PricewaterhouseCoopers LLP, or its predecessors, has audited our books and records for many years. Representatives of PricewaterhouseCoopers LLP will be present and available to answer questions at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the approval of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the current year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. Based on written representations from our executive officers and directors, we believe that each has complied with these reporting requirements during 1999.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2001, you must submit the proposal to the Secretary of the Company in writing by February 3, 2001. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2001, you must be sure the Secretary of the Company receives your written proposal by November 12, 2000. All shareholder proposals must comply with the requirements of our By-Laws. The proxy agents for the Company will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive before January 9, 2001.

                                 OTHER MATTERS

     As of the date of this statement management knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE BY TELEPHONE, VIA THE INTERNET OR MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                          Charles J. Hupfer
                                          Secretary

March 15, 2000

                                                                       EXHIBIT I

         PERFORMANCE-BASED ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

The Executive Compensation Committee ("the Committee") of the Board of Directors adopted a new Performance-Based Annual Incentive Plan for Executive Officers ("the Plan") on February 1, 2000, for certain of the corporation's key executives. This Plan replaces the Annual Incentive Compensation Terms for Executive Officers ("Terms") approved by the shareholders of the Company on April 19, 1995. As with the previously-approved Terms, this Plan is intended to secure federal income tax deductibility for annual bonuses paid to named executive officers.

                        ARTICLE I -- PURPOSE OF THE PLAN

The Plan is intended to provide Participants with annual incentive compensation which is tied to the achievement of pre-established objective performance goals, and which is not subject to the deduction limitation rules prescribed under
Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code").

                           ARTICLE II -- DEFINITIONS

"INCENTIVE POOL FUND" means an amount equal to 2.75% of income from operations before income taxes and the cumulative effect of changes in accounting principles, exclusive of unusual items, for the applicable fiscal year, as stated in the Consolidated Statement of Income published in the Company's Annual Report.

"PARTICIPANT" means a "covered employee" as defined in Section 162(m) of the Code, who has been named by the Committee as a Participant for any fiscal year.

"PERFORMANCE PERIOD" means the corporation's fiscal year or other such period designated by the Committee.

"POOL FUND ALLOCATION" means the percentage of the Incentive Pool Fund that is allocated to each Participant with respect to any Performance Period.

                       ARTICLE III -- PLAN ADMINISTRATION

The Committee shall have full discretion, power and authority to administer and interpret the Plan and establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding upon Participants.

In order to comply with the provisions of Section 162(m), the Committee members who administer this Plan will meet the qualifications for being disinterested "outside directors" as defined in the Code. The Committee shall, prior to April 1 of each applicable Plan year, adopt the Incentive Pool Fund and allocate such fund for that Plan year.

                        ARTICLE IV -- PERFORMANCE AWARDS

For each Performance Period, the Committee shall determine the amount of a Participant's Performance Award as follows:

A. GENERAL - Each Participant shall be eligible to receive a Performance Award from the Incentive Pool Fund for the Performance Period. The maximum amount of a Participant's Performance Award shall be equal to the Participant's Pool Fund Allocation of the Incentive Pool Fund for the Performance Period. The actual amount of a Participant's Performance Award may be reduced or eliminated by the Committee as set forth in Paragraph (C) below.

B. ALLOCATION OF INCENTIVE POOL FUND - The Incentive Pool Fund for each Performance Period shall be allocated among one or more executive officers of the Company ("Participants") selected by the Committee in the following manner: no more than thirty percent (30%) of the Incentive Pool Fund to any one person employed by the Company as of the end of the applicable fiscal year, but not to exceed (1) five such Participants, and (2) one hundred percent (100%) of the Incentive Pool Fund in the aggregate.

C. REDUCTION OR ELIMINATION OF POOL FUND ALLOCATION - The Pool Fund Allocation for each Participant may be reduced or eliminated by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of the Incentive Pool Fund, or the Pool Fund Allocation to any Participant, be increased.

In setting final payment amounts, the Committee has retained full authority to award final payments that are less than the amount earned by an executive pursuant to the Pool Fund Allocation. In determining whether to use this downward discretion and the extent to which it will be used, the Committee may consider any or all of the following: the extent to which each Participant completed his personal performance goals for the year, the size of the bonus awards earned by other executive officers, the general business conditions for the Company and the world economy, and other factors that are deemed to be significant at the time of the decision.

For each Participant the Committee will provide written certification that the performance goal for the Performance Period was achieved and any other material terms of the Performance Award were satisfied.

Once the Committee has determined the amount of a Participant's award pursuant to this Article IV, the Committee shall grant the Participant's Performance Award pursuant to such terms and procedures as the Committee shall adopt under
Article III.

Payment of any Performance Award may be deferred pursuant to the terms and conditions of the corporation's deferred compensation plan or plans then in effect, and the Committee has authority to mandate Performance Award deferrals in its sole discretion.

                  ARTICLE V -- PLAN AMENDMENT AND TERMINATION

The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable, subject to any shareholder approval required by law, provided that the Committee may not amend the

Plan to change the method for determining Performance Awards under Article IV without the approval of the majority of votes cast by shareholders in a separate vote.

                          ARTICLE VI -- EFFECTIVE DATE

The effective date of this Plan shall be as of January 1, 2000, subject to shareholder approval.

                                                                    APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                           -------------------------
                            SONOCO PRODUCTS COMPANY
                           -------------------------

                COMMON STOCK

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

CONTROL NUMBER:


1. Election of Directors:                         For      Withhold       For
                                                  All       On All        All
   Nominees:                                   Nominees    Nominees      Except
   (01) C.W. Coker (02) H.E. DeLoach, Jr.,        [ ]         [ ]         [ ]
   (03) A.T. Dickson, (04) C.D. Spangler, Jr.,
   (05) Dona Davis Young


   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to approve the Performance-Based Annual Incentive Plan for Executive Officers.

                     [ ] For    [ ] Against   [ ] Abstain

3. Proposal to approve the selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as the independent auditors of the corporation.

                     [ ] For    [ ] Against   [ ] Abstain

4. In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

                   DIRECTORS RECOMMEND VOTING FOR 1, 2 AND 3

Please be sure to sign and date this Proxy.          Date
                                                         ---------------------

----------------------------------         -----------------------------------
     Shareholder Sign Here                          Co-Owner Sign Here


DETACH CARD                                                          DETACH CARD


VOTE BY TELEPHONE

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.  Call the toll-free number.
    1-877-PRX-VOTE (1-877-779-8883) or call collect on a touch-tone phone 1-201-338-8073. There is NO CHARGE for this call.

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.  Go to the Website:
    http://www.eproxyvote.com/son.

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/son anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SONOCO PRODUCTS COMPANY

                 POST OFFICE BOX 160 - NORTH SECOND STREET -
                    HARTSVILLE, SOUTH CAROLINA 29551-0160

The undersigned hereby appoints Peter C. Browning, President and Chief Executive Officer, or F. Trent Hill, Jr., Vice President and Chief Financial Officer, as proxy agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 25, 2000, at the Annual Meeting of Shareholders to be held on April 19, 2000, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
                     PLEASE VOTE, DATE, SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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